EXHIBIT 99.1
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re Washington Mutual, Inc., et al.	Case No. 08-12229 (MFW)
Reporting Period: 04-01-11 to 04-30-11

MONTHLY OPERATING REPORT

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	Yes
Bank Reconciliation (or copies of Debtors’ bank reconciliations)	MOR-1a	Refer to attached stmt
Schedule of Professional Fees Paid	MOR-1b	Yes
Copies of bank statements	MOR-1c	Refer to attached stmt
Cash disbursements journals		n/a	Refer to MOR 1 for summary of all disbursements.
Statement of Operations	MOR-2	Yes	See attached notes
Balance Sheet	MOR-3	Yes	See attached notes
Status of Post petition Taxes	MOR-4	Yes
Copies of IRS Form 6123 or payment receipt		n/a	Payroll services outsourced including remission of taxes
Copies of tax returns filed during reporting period		n/a	See listing of filings
Summary of Unpaid Post petition Debts	MOR-4	n/a	Detail on face of balance sheet.
Listing of aged accounts payable	MOR-4	Yes
Accounts Receivable Reconciliation and Aging	MOR-5	n/a	No trade receivables
Debtor Questionnaire	MOR-5	Yes

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the documents attached are true and correct to the best of my knowledge and belief.

/s/ John Maciel	May 31, 2011
Signature of Authorized Individual*	Date

John Maciel	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

In re Washington Mutual, Inc., et al
Case No. 08-12229 (MFW)

DISCLAIMER

Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together, the “Debtors”) caution investors and potential investors in WMI not to place undue reliance upon the information contained in this Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of WMI.  The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004 in accordance with 28 U.S.C §586(a)(3).  The Monthly Operating Report was not audited or reviewed by independent accountants; does not purport to present the financial statements of WMI in accordance with generally accepted accounting principles; does not purport to present the market value of WMI’s assets and liabilities or the recoverability of WMI’s assets; is in a format prescribed by applicable bankruptcy laws; and is subject to future adjustment and reconciliation.  There can be no assurance that, from the perspective of an investor or potential investor in WMI’s securities, the Monthly Operating Report is complete.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.  This disclaimer applies to all information contained herein.

On September 26, 2008 (the “Petition Date”), the Debtors each commenced voluntary cases under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  Prior to the Petition Date, on September 25, 2008, the Director of the Office of Thrift Supervision appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Washington Mutual Bank (“WMB”) and advised that the receiver was immediately taking possession of WMB’s assets.  Immediately after its appointment as receiver, the FDIC sold substantially all the assets of WMB, including the stock of Washington Mutual Bank fsb, to JPMorgan Chase Bank, National Association (“JPMorgan”) pursuant to that certain Purchase and Assumption Agreement, Whole Bank, dated as of September 25, 2008 (the “Sale”).

Prior to the Petition Date, WMI and WMB jointly maintained their respective financial records.  As a result of the Sale, many of the Debtors’ books and records were seized by the FDIC and transferred to the custody of JPMorgan.  Accordingly, the Debtors are not in control of certain information relating to their operations and financial affairs, including, but not limited to, certain accounting information.  In addition, as of the date of the Sale, substantially all of WMB’s employees became employees of JPMorgan.  Accordingly, this Monthly Operating Report was prepared, in part, based upon the information and work product and/or representations made available to the Debtors and their professionals by representatives of WMB and JPMorgan.

Results represented in this Monthly Operating Report are consistent with WMI’s accounting practices as of the Petition Date.  However, records of prepetition assets and liabilities, including, among other things, liabilities owed by WMI to WMB and its affiliates are likely to be adjusted.  Further, claims have been filed against the Debtors in their chapter 11 cases that are not currently recorded on WMI’s books that, if allowed, would change the reported balances for pre-petition liabilities.  The Debtors reserve all rights to amend the results represented in this Monthly Operating Report.

Washington Mutual, Inc., et al.	Case No. 08-12229 (MFW)
April 2011 Monthly Operating Report -- UNAUDITED
MOR 1 -- Schedule of Cash Receipts and Disbursements

	Washington Mutual, Inc.							WMI Investment Corp.
Account	Deposit	Deposit	Deposit	Deposit	Money Market	General		Deposit	General
Bank	WMB/JPM	WMB/JPM	WMB/JPM	WMB/JPM	Bank of America	Bank of America		WMB/JPM	Bank of America
Bank Account	xxx0667	xxx4234	xxx9626	xxx9663	xxx0658	xxx4228	WMI	xxx4704	xxx4231	WMI Inv Corp	Combined
GL Account	70 /10450	70 / 10441	70 / 10451	70 / 10452	70 / 12510	70 /10305	Total	467 / 10450	467 / 10305	Total	Total

Opening Balance - 03/31/2011	262,467,033	3,683,933,027	4,671	751,024	30,985,999	4,807,420	3,982,949,174	53,719,451	306,390	54,025,841	4,036,975,015

Receipts

Interest & investment returns	44,506	624,684	1	127	1,570	-	670,889	9,109	21,880	30,989	701,878
Reimbursements/distributions from subs						-	-			-	-
Other miscellaneous receipts						10	10			-	10
Total Receipts	44,506	624,684	1	127	1,570	10	670,899	9,109	21,880	30,989	701,888

Transfers

Sweep to/(from) Money Market account					(23,000,000)	23,000,000	-				-
Transfer (to)/from Wells Managed Account						-	-		-	-	-
Total Transfers	-	-	-	-	(23,000,000)	23,000,000	-	-	-	-	-

Disbursements

Salaries and benefits						257,228	257,228		-	-	257,228
Travel and other expenses						27,428	27,428		-	-	27,428
Occupancy and supplies						111,271	111,271		-	-	111,271
Professional fees						21,912,313	21,912,313		-	-	21,912,313
Other outside services						235,341	235,341		70	70	235,411
Bank fees						39,145	39,145		-	-	39,145
US Trustee quarterly Fees						-	-		-	-	-
Directors fees						60,000	60,000		-	-	60,000
Taxes paid						935	935		-	-	935
Total Disbursements	-	-	-	-		22,643,661	22,643,661	-	70	70	22,643,731

Net Cash Flow	44,506	624,684	1	127	(22,998,430)	356,349	(21,972,763)	9,109	21,811	30,920	(21,941,843)

Cash - End of Month	262,511,539	3,684,557,711	4,672	751,151	7,987,569	5,163,769	3,960,976,411	53,728,560	328,201	54,056,761	4,015,033,172

GL Balance	262,511,539	3,684,557,711	4,672	751,151	7,987,569	5,163,769	3,960,976,411	53,728,560	328,201	54,056,761	4,015,033,172

Net value - short-term securities							563,869,206			222,274,359	786,143,565

Total Cash & Cash Equivalents							4,524,845,617			276,331,120	4,801,176,737

In re Washington Mutual, Inc., et al
Case No. 08-12229 (MFW)

April 2011 Monthly Operating Report -- UNAUDITED
MOR 1a and MOR 1c -- Cash

Bank Reconciliations

The above-captioned debtors (the "Debtors") hereby submit this attestation regarding bank account reconciliations in lieu of providing copies of bank statements and copies of all account reconciliations.

I attest that each of the Debtors’ bank accounts is reconciled to monthly bank statements except those certain accounts ending in 0667, 4234, 9626, 9663 and 4704 (the “Excluded Accounts”).  The Debtors’ standard practice is to ensure that each bank account is reconciled to monthly bank statements for each calendar month 30 days after month end.

In May 2009, JPMorgan started transitioning bank accounts from the WMB deposit platform to the JPMorgan deposit platform.  Since the transition, JPMorgan has only provided the Debtors with bank account statements for certain months.  The Debtors have not received bank statements for the period covered by this MOR for the Excluded Accounts.  Therefore, the Debtors are unable to reconcile information related to the Excluded Accounts against a related bank statement.  The Debtors have continued to record interest income on the accounts consistent with prior practice and based on an existing agreement with JPMorgan.

/s/  John Maciel
John Maciel
Chief Financial Officer
Washington Mutual, Inc.

Case No. 08-12229 (MFW)
Washington Mutual, Inc., et al
MOR-1B: Schedule of Professional Fees Paid
Month Ended April 30, 2011

Washington Mutual, Inc.
		Check		Amount Paid - Apr'11*		Amount Paid CTD
Payee	Period Covered	Number	Date	Fees	Expense	Fees	Expense

Akin, Gump, Strauss, Hauer & Feld LLP	10/01/10 - 02/28/11	Wires	04/14/11, 04/28/11	$976,878.55	$18,328.92	$19,021,153.68	$635,102.90
Alvarez & Marsal	03/01/11 - 03/31/11	Wire	04/28/11	1,341,119.75	56,185.22	56,225,507.74	2,492,128.33
Ashby & Geddes, P.A.	10/01/10 - 02/28/11	Wires	04/14/11, 04/28/11	140,135.90	17,433.18	1,073,520.30	112,518.35
Benesch, Friedlander, Coplan & Aronoff				-	-	24,742.50	1,677.26
Blackstone Advisory Partners LLP	01/01/11 - 01/31/11	Wire	04/28/11	60,000.00	2,260.79	1,650,000.00	75,617.33
Cole, Schotz, Meisel, Forman & Leonard, PA	10/01/10 - 12/31/10	3414	04/14/11	12,589.50	676.43	41,651.00	12,664.31
CONSOR Intellectual Asset Management				-	-	255,318.00	3,249.00
CP Energy Group, LLC				-	-	91,347.88	159.47
Davis Wright Tremaine LLP	10/01/10 - 01/31/11	3416	04/14/11	8,383.20	-	726,604.50	24,570.35
Elliott Greenleaf	10/01/10 - 02/28/11	3399, 3417, 3434	04/06/11, 04/14/11, 04/21/11	62,011.80	7,352.87	950,678.15	74,499.30
FTI Consulting, Inc.	10/01/10 - 01/31/11	Wires	04/06/11, 04/14/11	271,411.95	5,589.52	6,634,486.05	83,897.06
Gibson, Dunn & Crutcher LLP	09/01/10 - 01/31/11	Wire, 3419	04/06/11, 04/14/11	136,168.86	152.44	927,306.81	14,317.31
Grant Thornton				-	-	457,536.00	39,407.93
Joele Frank, Wilkinson Brimmer Katcher	03/01/11 - 03/31/11	3401	04/06/11	7,181.25	1,883.42	245,942.52	29,947.28
John W. Wolfe, P.S.	10/01/10 - 02/28/11	Wire	04/14/11	158,637.55	26.44	3,496,049.55	9,341.12
Kurtzman Carson Consultants LLC	03/01/11 - 03/31/11	Wire	04/21/11	148,659.80	492,319.54	3,291,094.76	6,074,426.25
McKee Nelson LLP / Bingham McCutchen LLP	10/01/10 - 10/31/10	3412	04/14/11	315.30	-	2,662,118.18	314,413.19
McKenna Long & Aldridge	10/01/10 - 01/31/11	Wire	04/14/11	604,417.40	23,239.68	6,010,918.00	204,064.31
Miller & Chevalier Chartered	10/01/10 - 01/31/11	3404, 3425	04/06/11, 04/14/11	46,957.60	10.00	960,761.36	6,511.60
Milliman				-	-	31,429.99	-
Pepper Hamilton LLP	10/01/10 - 02/28/11	Wires	04/14/11, 04/28/11	69,729.10	7,597.83	2,619,576.93	168,937.62
Perkins Coie LLP	10/01/10 - 01/31/11	Wire	04/14/11	142,385.00	2,760.71	2,910,654.14	144,257.97
Peter J. Solomon Company	10/01/10 - 01/31/11	Wire	04/14/11	140,000.00	-	2,031,250.00	13,308.66
PricewaterhouseCoopers LLP				-	-	2,066,910.00	184,532.35
Quinn Emanuel Urquhart Oliver & Hedges	10/01/10 - 01/31/11	Wire	04/14/11	483,493.25	43,936.66	14,067,583.91	467,157.15
Richards, Layton & Finger P.A.	10/01/10 - 02/28/11	Wires	04/06/11, 04/14/11, 04/28/11	302,756.70	48,262.79	1,981,929.90	415,434.15
Shearman & Sterling LLP	10/01/10 - 02/28/11	3427, 3455	04/14/11, 04/28/11	38,862.00	-	1,361,114.46	21,302.03
Silverstein & Pomerantz, LLP				-	-	21,932.50	77.53
Simpson Thacher & Bartlett LLP	12/01/10 - 12/31/10	3428	04/14/11	3,283.00	-	531,559.75	13,049.46
Susman Godfrey LLP	10/01/10 - 02/28/11	Wires	04/14/11, 04/28/11	183,755.70	19,696.52	1,413,758.70	111,324.08
Towers Watson Pennsylvania Inc.				-	-	608,292.64	-
Venable LLP				-	-	825,235.16	34,992.10
Weil, Gotshal & Manges LLP	09/01/10 - 12/31/10	Wire	04/14/11	14,279,872.75	1,545,594.35	48,230,736.86	2,414,855.02

Total				$19,619,005.91	$2,293,307.31	$183,448,701.92	$14,197,740.77

WMI Investment Corp.
		Check		Amount Paid - Apr'11*		Amount Paid CTD
Payee	Period Covered	Number	Date	Fees	Expense	Fees	Expense

CP Energy Group, LLC				-	-	22,000.00	42.77
Goldman, Sachs & Co.				-	-	300,000.00	-

Total				$-	$-	$322,000.00	$42.77

* Interim fee applications and multiple invoices were paid during this period.

Washington Mutual, Inc., et al.	Case No. 08-12229 (MFW)
April 2011 Monthly Operating Report -- UNAUDITED
MOR 2 Statement of Operations for the period 04/1/11 to 04/30/11

	Washington Mutual, Inc.		WMI Investment Corp.
	April 2011	Cumulative to Date	April 2011	Cumulative to Date
Revenues:
Interest income:
Cash equivalents	728,603	23,486,754	33,653	1,244,318
Securities	231,111	7,709,641	-	2,976,201
Notes receivable - intercompany	-	1,685,297	-	1
Other	-	1,031,979	-	-
Total interest income	959,715	33,913,671	33,653	4,220,521
Earnings (losses) from subsidiaries and other
equity investments	(2,349,362)	(193,972,550)	(41,563)	(5,994,908)
Gains (losses) from securities / investments	(31,696)	(10,090,338)	14,203	(112,244,073)
Other income	72,089	2,622,185	-	(0)
Total revenues	(1,349,254)	(167,527,032)	6,293	(114,018,461)

Operating expenses:
Compensation and benefits	329,696	13,614,289	-	-
Occupancy and equipment	84,920	2,709,701	-	-
Professional fees	310,764	16,240,315	-	215
Loss / (Income) from BOLI/COLI policies	(56,459)	(10,319,940)	-	-
Management fees / Transition services	18,990	2,367,629	-	-
Insurance	122,259	18,002,453	-	-
Other	262,883	4,821,899	14,682	669,496
Total operating expenses	1,073,054	47,436,348	14,682	669,712

Net profit (loss) before other income
and expenses	(2,422,308)	(214,963,379)	(8,389)	(114,688,173)

Other income and expenses:
Interest expense:
Notes payable - intercompany	-	-	-	-
Borrowings	-	-	-	-
Total interest expense	-	-	-	-
Other expense / (income)	-	(55,028,000)	-	-

Net profit (loss) before reorganization
items	(2,422,308)	(159,935,379)	(8,389)	(114,688,173)

Reorganization items:
Professional fees	6,349,902	199,169,906	-	322,043
Claims Adjustments	-	149,283,826	-	-
US Trustee quarterly fees	20,000	243,000	325	12,675
Gains (losses) from sale of assets	-	-	-	-
Other reorganization expenses	891,748	21,680,194	-	-
Total reorganization items	7,261,650	370,376,925	325	334,718
Net profit (loss) before income taxes	(9,683,958)	(530,312,305)	(8,714)	(115,022,891)

Income taxes	-	4,050	-	-

Net profit (loss)	(9,683,958)	(530,316,355)	(8,714)	(115,022,891)

Income tax rate	0.0%	0.0%	0.0%	0.0%

Washington Mutual, Inc., et al.	Case No. 08-12229 (MFW)
April 2011 Monthly Operating Report -- UNAUDITED
MOR 3 Balance Sheet as of 04/30/2011 and 9/26/2008

	Washington Mutual, Inc.		WMI Investment Corp.
	4/30/2011	9/26/08	4/30/2011	9/26/08
Assets:
Unrestricted cash and cash equivalents	4,524,845,617	4,018,083,009	276,331,120	52,974,376
Restricted cash and cash equivalents	87,970,809	145,668,884	-	-
Investment securities	73,701,580	59,688,627	-	266,444,881
Accrued interest receivable	831,686	413,253	4,710	4,084,658
Income tax receivable	475,913,725	742,680,150	22,187,560	22,187,560
Prepaid expenses	2,042,811	11,311,510	-	-
Cash surrender value of BOLI/COLI	15,369,873	84,039,738	-	-
Funded Pension	39,173,922	638,870,071	-	-
Other investments	-	23,668,909	56,945,492	65,952,708
Investment in subsidiaries	1,451,073,174	1,895,218,467	-	-
Notes receivable - intercompany	-	58,001,133	565,844,197	565,844,197
Fixed Assets	127,875	-	-	-
Other assets	87,826,405	23,489,277	-	-
Total assets	6,758,877,477	7,701,133,028	921,313,080	977,488,380

Liabilities not subject to compromise (Postpetition):
Accounts payable	5,866,074	-	325	-
Accrued wages and benefits	437,433	-	-	-
Other accrued liabilities	10,390,713	-	14,825	-
Minority interest	1,116,589	3,104,022	-	-
Total post-petition liabilities	17,810,809	3,104,022	15,150	-

Liabilities subject to compromise (Pre-petition):
Senior debt	4,132,421,622	4,126,545,947	-	-
Subordinated debt	1,666,464,970	1,662,295,485	-	-
Junior subordinated debt	765,674,200	752,445,436	-	-
CCB Trust Preferred	69,554,647	-	-	-
Intercompany payables	684,095,259	684,095,258	-	-
Accounts payable	4,480,720	3,941,450	-	-
Taxes payable	550,769,514	550,080,833	-	-
Payroll and benefit accruals	403,173,193	407,215,221	-	-
Other accrued liabilities	76,155,816	92,259,015	-	-
Other pre-petition liabilities	159	223	-	-
Total pre-petition liabilities	8,352,790,099	8,278,878,868	-	-

Total liabilities	8,370,600,908	8,281,982,890	15,150	-

Shareholders' equity:
Preferred stock	3,392,341,954	3,392,341,953	-	-
Common stock	13,023,756,177	12,988,753,556	1,000,000,000	1,000,000,000
Other comprehensive income	(755,313,242)	(222,770,180)	22,187,560	(36,644,880)
Retained earnings - pre-petition	(16,742,191,966)	(16,739,175,191)	14,133,260	14,133,260
Retained earnings - post-petition	(530,316,355)	-	(115,022,891)	-
Total shareholders' equity	(1,611,723,431)	(580,849,862)	921,297,930	977,488,380

Total liabilities and shareholder's equity	6,758,877,477	7,701,133,028	921,313,080	977,488,380

In re Washington Mutual, Inc., et al
Case No. 08-12229 (MFW)

NOTES TO MOR-2 and MOR-3

Note 1:  Plan of Reorganization and Settlement Agreement

On March 26, 2010, the Debtors filed a proposed plan of reorganization pursuant to chapter 11 of the Bankruptcy Code and related disclosure statement, which were subsequently amended.

On October 6, 2010, the Debtors filed their Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 5548] (as amended, the “Sixth Amended Plan”) and related Disclosure Statement [D.I. 5549] (the “Prior Disclosure Statement”) with the Bankruptcy Court.  The Sixth Amended Plan was premised upon implementation of an Amended and Restated Settlement Agreement (as amended on December 7, 2010, the “Settlement Agreement”), which represents a compromise of certain disputes among the Debtors, JPMorgan, the FDIC (as receiver for WMB and in its corporate capacity), the Creditors’ Committee and certain other parties-in-interest.  After hearing testimony and argument regarding confirmation of the Sixth Amended Plan, on January 7, 2011, the Bankruptcy Court issued an opinion, pursuant to which, among other things, the Bankruptcy Court found the settlement and compromise represented by the Settlement Agreement to be fair and reasonable; however, the Bankruptcy Court nonetheless denied confirmation of the Sixth Amended Plan unless certain modifications were made thereto.

Accordingly, on February 8, 2011, the Debtors filed with the Bankruptcy Court their Modified Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code (as amended, the “Modified Plan”) and a related Supplemental Disclosure Statement (as amended, the “Supplemental Disclosure Statement”).  The Settlement Agreement also has been amended and restated by the Second Amended and Restated Settlement Agreement, dated February 7, 2011, to conform to certain revisions reflected in the Modified Plan, or otherwise required by the Opinion, and has been extended through May 31, 2011 (as it has and may be further amended, modified or supplemented, the “Amended Settlement Agreement”).  In addition, the Amended Settlement Agreement excludes certain creditors who were previously parties to the Settlement Agreement.  Otherwise, the Amended Settlement Agreement’s material financial terms remain unchanged as in the Settlement Agreement.  The Amended Settlement Agreement is annexed to the Modified Plan and its terms are reflected in the Modified Plan and described in the Prior Disclosure Statement and the Supplemental Disclosure Statement.

By order, dated March 30, 2011 [D.I. 7081], the Bankruptcy Court approved the adequacy of the information contained in the Supplemental Disclosure Statement, authorized the commencement of the solicitation of acceptances and rejections of the Modified Plan.  May 13, 2011 was the deadline for parties to submit votes on and elections with respect to the Modified Plan.  On May 19, 2011, the Debtors, with consent of the Bankruptcy Court, adjourned the hearing to consider confirmation of the Modified Plan to June 29, 2011.  The Modified Plan will become effective upon confirmation by the Bankruptcy Court.

The Amended Settlement Agreement is an integral part of the Modified Plan and is subject to confirmation of the Modified Plan.  On the basis of the foregoing, the balance sheet and operating statement in this monthly operating report do not reflect any of the financial arrangements or settlements set forth in the Amended Settlement Agreement.

The foregoing notwithstanding, aspects of the Modified Plan and Amended Settlement Agreement are referred to in the Notes to MOR 2 and MOR 3 herein; however, users of this monthly operating report should refer to the Modified Plan, Supplemental Disclosure Statement, Prior Disclosure Statement, Amended Settlement Agreement and related documents directly for complete information.

Note 2:  Tentative Settlement with Significant Creditors and Equity Committee

On May 24, 2011, WMI announced that it has reached a tentative settlement agreement with the Creditors’ Committee, certain significant creditors and the Official Committee of Equity Security Interest Holders (the “Equity Committee”) to resolve issues raised by the Equity Committee with respect to the Modified Plan .  Under terms of the tentative agreement, which remains subject to the parties executing definitive documentation memorializing the terms thereof, the parties have agreed to the following:

●
A litigation trust will be established to pursue claims and causes of action that are property of the Debtors against certain non-released third parties.  This litigation trust will be funded by WMI with an initial $5 million cash contribution and additional contributions, under certain circumstances, in an amount not to exceed $25 million.  The WMI Liquidating Trust contemplated by the pending plan of reorganization will be entitled to receive all proceeds realized by the litigation trust until repaid in full (other than with respect to the initial $5 million contribution); thereafter, the beneficiaries of the litigation trust will be the holders of allowed, subordinated claims, as well as preferred and common equity holders.

●
Common equity in the reorganized Debtor will be distributed to holders of allowed, subordinated claims and WMI’s preferred and common equity holders.  In addition, certain holders of allowed claims, other than those holding allowed claims who would have previously received common equity in the reorganized Debtor, have agreed to receive a debt instrument and a preferred equity instrument having a combined, aggregate net present value of approximately $160 million.

●	Certain significant creditors will commit to provide a senior secured credit facility for reorganized WMI in an amount not to exceed $100 million.
●
Upon filing of a plan consistent with these terms, the Equity Committee will stay its appeal of the Bankruptcy Court’s order, dated January 7, 2011, regarding plan confirmation.  Additionally, upon confirmation of such plan, the Equity Committee will withdraw, with prejudice, such appeal.

If the parties are unable to reach a definitive agreement that incorporates the tentative settlement, the Debtors intend to proceed with the hearing scheduled to be held on June 29, 2011 to seek confirmation of the Modified Plan.

Note 3:  Washington Mutual Preferred Funding

On September 25, 2008, the Office of Thrift Supervision concluded that an “Exchange Event” had occurred with respect to the following securities (the “Securities”):

●
Washington Mutual Preferred Funding Trust I Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (to be exchanged into depositary shares representing Series I Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock of WMI);

●
Washington Mutual Preferred (Cayman) I Ltd. 7.25% Perpetual Non-cumulative Preferred Securities, Series A-1 (to be exchanged into depositary shares representing Series J Perpetual Non-Cumulative Fixed Rate Preferred Stock of Washington Mutual, Inc. (“WMI”));

●
Washington Mutual Preferred (Cayman) I Ltd. 7.25% Perpetual Non-cumulative Preferred Securities, Series A-2 (to be exchanged into depositary shares representing Series J Perpetual Non-Cumulative Fixed Rate Preferred Stock of WMI);

●
Washington Mutual Preferred Funding Trust II Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (to be exchanged into depositary shares representing Series L Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock of WMI);

●
Washington Mutual Preferred Funding Trust III Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (to be exchanged into depositary shares representing Series M Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock of WMI); and

●
Washington Mutual Preferred Funding Trust IV Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (to be exchanged into depositary shares representing Series N Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock of WMI).

In accordance with the terms of the documents governing the Securities, the Conditional Exchange (as defined in the disclosure materials related to the Securities) of the Securities occurred on Friday, September 26, 2008 at 8:00 A.M. (New York time).  The documentation governing the Securities contemplates that at the time of the Conditional Exchange, each outstanding Security was intended to be exchanged automatically for a like amount of newly issued Fixed Rate Depositary Shares or newly issued Fixed-to-Floating Rate Depositary Shares, as applicable, each representing a 1/1000th interest in one share of the applicable series of preferred stock of WMI.  If and until such depositary receipts are delivered or in the event such depositary receipts are not delivered, any certificates previously representing Securities are deemed for all purposes, effective as of 8:00 AM (New York time) on September 26, 2008, to represent Fixed Rate Depositary Shares or Fixed-to-Floating Rate Depositary Shares, as applicable.

On July 6, 2010, certain institutional investors filed an adversary proceeding captioned Black Horse Capital LP et al. v. JPMorgan Chase Bank, N.A. et al., Adv. No. 10-51387 (MFW) (the "Black Horse Litigation") against WMI and JPMorgan asserting that the Conditional Exchange did not occur due to the failure of certain alleged conditions precedent.  On January 7, 2011, the Court entered an opinion and order granting summary judgment in favor of WMI and JPMC in the Black Horse Litigation, holding, among other things, that the Conditional Exchange occurred automatically on September 26, 2008, and as a result the plaintiffs in the Black Horse Litigation (and other similarly situated investors) are now deemed to be holding Fixed Rate or Fixed-to-Floating Rate Depositary Shares, as applicable, tied to the applicable series of preferred stock of WMI.  On January 13, 2011, certain plaintiffs appealed the judgment to the United States District Court for the District of Delaware.  Because the appeals process and confirmation of the Modified Plan are pending, WMI has not yet reflected the Conditional Exchange and/or its attendant transactions on its financial statements, including any possible interests (direct or indirect, contingent or otherwise) in the Securities and the assets, as the case may be, of Washington Mutual Preferred Funding LLC.

Assuming that the Conditional Exchange had been completed in accordance with the terms of the relevant documentation, on a pro forma basis, WMI’s financial statements would reflect (a) a credit to shareholders’ equity of approximately $3.9 billion upon issuance of the new classes of preferred stock; (b) an investment in subsidiary (i.e. WMB) of approximately $3.9 billion upon contribution of the Preferred Securities by WMI to WMB; and (c) an immediate and corresponding write-down of such investment in subsidiary.

Pursuant to the terms of the Amended Settlement Agreement, upon consummation of the Modified Plan, WMI and relevant third parties will complete the ministerial actions attendant to the Conditional Exchange.

Note 4:  American Savings Litigation

In April 2009, WMI recorded a receivable of $55 million on account of funds paid by the United States into the registry of the Bankruptcy Court in connection with a partial final judgment entered in that certain action styled as American Savings Bank, F.A. v. United States, Case No. 92-872C, pending in the United States Court of Federal Claims.

In conjunction with the payment of the judgment, and in accordance with that certain escrow agreement, dated December 20, 1996 (as amended, the “Escrow Agreement”) by and among The Bank of New York, as escrow agent, WMI and Keystone Holdings Partners, L.P. and Escrow Partners, L.P., WMI authorized the release of approximately 1.7 million shares of WMI common stock and $20.8 million from the escrow account maintained at The New of New York Mellon to the counterparties to the Escrow Agreement.

On April 1, 2011, the Federal Court of Claims awarded an additional $83.3 million to WMI.  The award is subject to appeal by the United States and the judgment has not yet been paid to WMI or to the registry of the Bankruptcy Court.  Therefore, WMI has not recorded this receivable nor has it authorized a release of WMI common stock or any amount released from the escrow account.

JPMorgan has asserted claims to proceeds resulting from the American Savings Litigation.  However, pursuant to the terms of the Amended Settlement Agreement, upon consummation of the Modified Plan, WMI will take possession of the $55 million in the registry of the Bankruptcy Court and any further amounts awarded.

Note 5:  Restricted Cash and Cash Equivalents

WMI’s restricted cash and cash equivalents of $88 million includes $32 million of accumulated dividends related to amounts held in escrow pertaining to that certain action styled as American Savings Bank, F.A et al. v United States, Case No 92-872C pending in the United States Court of Federal Claims, $53 million in a deposit account pledged as collateral to secure prepetition intercompany transactions between WMI and WMB and $3 million held as part of a Rabbi Trust.

Pursuant to the terms of the Amended Settlement Agreement, upon consummation of the Modified Plan, WMI will take possession of the $53 million deposit account pledged as collateral for prepetition intercompany transactions with WMB, free and clear of any interest or liens asserted by JPMorgan.

Note 6:  Investment in Subsidiaries

WMI’s investment in subsidiaries represents the book value of WMI’s subsidiaries, including WMI Investment.  This balance does not represent the market value of these entities.

WMI subsidiaries hold unsecured notes receivable from WMB or JPMorgan, as the case may be, totaling approximately $181 million.

Pursuant to the terms of the Amended Settlement Agreement, upon consummation of the Modified Plan, JPMorgan will repay with interest the unsecured notes receivable to WMI subsidiaries.

Note 7:  Funded Pension

The funded pension balance reflects the (1) the market value of assets as of December 2, 2008 less (2) the November 2008 actuarial estimated settlement value of September 25, 2008 liabilities.  The value does not reflect any recent changes in market values, interest rate assumptions and the participants since November 2008 which could materially affect the results.

Pursuant to the terms of the Amended Settlement Agreement, upon consummation of the Modified Plan, WMI will transfer sponsorship of the pension plan to JPMorgan, including certain related assets, and JPMorgan will assume the pension plan liabilities.

Note 8:  Taxes

The tax asset and liability balances are recorded consistent with WMI’s historical accounting practices as of the Petition Date and adjusted for refunds collected.  Generally, tax related claims and payables are recorded on WMI’s books and records on a consolidated basis with the other members of the consolidated tax group and have not been adjusted for any potential claims against these assets.  The current recorded balances do not reflect all expected refunds or payments as these amounts are currently being reviewed.  The current estimate for the total expected refunds, net of potential payments, is in the range of approximately $2.7 - $3.0 billion (including interest but excluding tax refunds attributable to the Act, as described below).  Various parties claim ownership rights to these refunds and to tax refunds in the amount of $250 million received by WMI during the period from the Petition Date to May 21, 2010.  As set forth in the Amended Settlement Agreement, upon consummation of the Modified Plan, WMI and JPMorgan will split the above-referenced net tax refunds 20%/80%, respectively (once received).

On November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 (the “Act”) was enacted into law.  The Act provides, in pertinent part, that corporate taxpayers, subject to certain limitations, may elect to extend the permitted Net Operating Loss (“NOL”) carryback period from two years to five years (with such taxpayers only receiving half this benefit in the fifth year).  Pursuant thereto, WMI elected to carry back its 2008 NOL five years.  WMI currently estimates an additional expected tax refund attributable to the Act of approximately $2.8 billion, including interest, as to which there are competing claims of ownership.  As set forth in the Amended Settlement Agreement, upon consummation of the Modified Plan, WMI and the FDIC will split the tax refunds attributable to the Act (and actually received) 69.643%/30.357%, respectively.  Pursuant to the terms of the Modified Plan and the Amended Settlement Agreement, a certain portion of WMI’s share of such refunds will be distributed to certain holders of WMB Senior Notes in an amount equal to $335 million.

As of April 30, 2011, refunds totaling approximately $5.2 billion of the estimated $5.5 - $5.8 billion in total refunds have been paid into a segregated escrow account that was established with Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”).  The refunds, together with any interest and income relating thereto, shall remain in the escrow account until (a)(i) the effective date of the Amended Settlement Agreement, and (ii) the receipt by the Escrow Agent of a joint written notice from an authorized officer of each of WMI, JPMorgan and the FDIC Receiver, (b) the mutual agreement of WMI, JPMorgan and the FDIC, which agreement is approved by an order of the Bankruptcy Court, or (c) entry of a final order by a court of competent jurisdiction that determines the ownership of the refunds between WMI, JPMorgan and the FDIC.

No provision or benefit from income taxes has been recorded as the NOL carry-forward amounts from prior years are expected to be sufficient to offset income during the reported period.  Income tax expense contains minimum taxes paid in certain states.

Note 9:  Liabilities Subject to Compromise (Pre-Petition) – Payroll and Benefit Accruals

WMI’s pre-petition payroll and benefit accruals include balances reflecting WMI’s historic accounting policies related to pension accounting.  Prior to the Petition Date, WMI recorded a $274 million liability in respect of such accruals and WMB recorded a $274 million asset, which amounts were netted out and eliminated on a consolidated basis.  Neither balance was reported as an intercompany balance.  WMI is analyzing these accounting entries and treatment within the context of its bankruptcy proceedings.

As set forth in the Amended Settlement Agreement, upon consummation of the Modified Plan, any potential liability related to this pension accounting will be waived.

Washington Mutual, Inc. / WMI Investment Corp.
April 2011 Monthly Operating Report -- UNAUDITED
MOR 4 Status of Postpetition Taxes

		Washington Mutual, Inc.					WMI Investment Corp
		Beginning Tax Liability	Amt approved for pmt	Taxes collected	Taxes remitted	Closing Balance Post Petition	Beginning Tax Liability	Amt approved for pmt	Taxes collected	Taxes remitted	Closing Balance Post Petition

Federal	NOTES

Withholding		21,910.00	-	43,528.00	(43,674.00)	21,764.00					-
FICA -- Employee		3,090.66	-	5,131.04	(5,933.38)	2,288.32					-
FICA -- Employer		2,904.24	6,137.64	-	(7,317.69)	1,724.19					-
Unemployment		927.62	-	-	(896.00)	31.62					-
Income	*	-	-	-	-	-					-
Other		-	-	-	-	-					-
Total Federal		28,832.52	6,137.64	48,659.04	(57,821.07)	25,808.13	-	-	-	-	-

State and Local

WA Withholding	n/a	-	-	-	-	-
WA Disability		1,202.96	187.83	122.10	(1,202.96)	309.93
WA Unemployment		13,969.51	476.78	-	(13,969.51)	476.78
Sales/Use	**	-	-	-	-	-
Real Property	n/a	-	-	-	-	-
Personal Property	n/a	-	-	-	-	-
Other		934.90	-	-	(934.90)	-
		-				-
Total State and Local		16,107.37	664.61	122.10	(16,107.37)	786.71	-	-	-	-	-

Total Taxes		44,939.89	6,802.25	48,781.14	(73,928.44)	26,594.84	-	-	-	-	-

NOTES

*	WMI has booked no federal income tax on its post-petition income tax provision, nor has it made any federal payments.
**	WMI does not have any Washington or City of Seattle sales/use tax liability for the month of April.

I attest that all tax returns have been filed in accordance with federal / state / county / city requirements for the above period.

/s/ John Maciel
John Maciel
Chief Financial Officer
Washington Mutual, Inc., et al

Washington Mutual, Inc. and WMI Investment Corp.
Tax Return Filings
For the Period 4/1/2011 through 4/30/2011

Property Tax Filings:

No property tax returns were filed during the period 4/1/2011 through 4/30/2011.

Sales/Use Tax Filings:

No sales/use tax returns were filed during the period 4/1/2011 through 4/30/2011.

Payroll Tax Filings:

Entity	Jurisdiction	Filing Description	Due Date	Date Filed
WMI	IRS (Federal)	Withholding summary of deposits and filings (semi-monthly)	4/06/2011	4/06/2011
WMI	IRS (Federal)	Withholding summary of deposits and filings (semi-monthly)	4/20/2011	4/20/2011
WMI	IRS (Federal)	Employer's quarterly federal tax return (quarterly)	5/02/2011	4/29/2011
WMI	Arizona	Quarterly withholding return (quarterly)	5/02/2011	4/27/2011
WMI	California	Quarterly contribution return and report of wages (quarterly)	5/02/2011	4/29/2011
WMI	California	Quarterly contribution return and report of wages (continuation) (quarterly)	5/02/2011	4/29/2011
WMI	Colorado	Income withholding tax return (monthly)	4/15/2011	4/11/2011
WMI	Colorado	Income withholding tax return (monthly)	5/15/2011	4/27/2011
WMI	Idaho	Withholding report (monthly)	2/22/2011	4/27/2011
WMI	Idaho	Withholding report (monthly)	3/31/2011	4/27/2011
WMI	Idaho	Withholding report (monthly)	4/20/2011	4/27/2011
WMI	Idaho	Withholding report (monthly)	5/20/2011	4/27/2011
WMI	Illinois	Quarterly withholding income tax return (quarterly)	5/02/2011	4/27/2011
WMI	New Jersey	Employer's quarterly report (quarterly)	5/02/2011	4/28/2011
WMI	New York	Quarterly combined withholding, wage reporting, and unemployment insurance return (quarterly)	5/02/2011	4/27/2011
WMI	North Carolina	Quarterly income tax withholding return (quarterly)	5/02/2011	4/29/2011
WMI	Ohio	Employer's EFT Quarterly Reconciliation of Income Tax Withheld (quarterly)	5/02/2011	4/28/2011
WMI	Oregon	Quarterly tax report (quarterly)	5/02/2011	4/28/2011
WMI	Washington	Unemployment summary of deposits and filings (quarterly)	5/02/2011	4/28/2011
WMI	Washington	Labor and industries (quarterly)	5/02/2011	4/28/2011

Corporate Income Tax/Franchise Tax/Gross Receipts Tax Filings:

Entity	Jurisdiction	Filing Description	Due Date	Date Filed
WMI	Washington	Business and occupation tax return	4/25/2011	4/25/2011
WMI	City of Seattle	Business license tax return	5/02/2011	4/28/2011

WMI & Subs [1]	IRS (Federal)	Amended Corporation income tax return (2009)	None	1/03/2011

[1] Filed timely but omitted from previous Monthly Operating Reports.

Case No. 08-12229 (MFW)
Washington Mutual, Inc., et al
MOR-4: Post Petition Accounts Payable Aging by Vendor
As of April 30, 2011

Washington Mutual, Inc.
Vendor	Current *	31 - 60	61- 90	91 and Over	Total

Akin Gump Strauss Hauer & Feld LLP	$863,406.63	$-	$-	$-	$863,406.63
Ashby & Geddes, P.A.	161,055.65	-	-	-	161,055.65
Bass, Berry & Sims	292.50	-	-	-	292.50
Bingham McCutchen LLP / McKee Nelson LLP	12,455.95	-	-	-	12,455.95
Blackstone Advisory Partners LLP	150,399.24	-	-	-	150,399.24
Comcast	199.90	-	-	-	199.90
Elliott Greenleaf	3,207.10	-	-	-	3,207.10
FTI Consulting, Inc.	270,993.11	-	-	-	270,993.11
JPMorgan Chase Bank	33,990.00	-	-	-	33,990.00
Lakeview Retirement Income Plan Trust	24,500.00	-	-	-	24,500.00
Merrill Communications LLC	44,992.14	-	-	-	44,992.14
Pension Benefit Guaranty Corporation	2,657.00	-	-	-	2,657.00
Pepper Hamilton LLP	64,362.74	-	-	-	64,362.74
Perkins Coie LLP	43,540.21	-	-	-	43,540.21
Quinn Emanuel Urquhart Oliver & Hedges	60,826.53	-	-	-	60,826.53
Richards, Layton & Finger P.A.	121,697.83	-	-	-	121,697.83
Shearman & Sterling LLP	98,371.00	-	-	-	98,371.00
Struck, Peter	118.00	-	-	-	118.00
Susman Godfrey LLP	61,673.07	-	-	-	61,673.07
U.S. Trustee	20,000.00	-	-	-	20,000.00
Weil, Gotshal & Manges LLP	3,827,335.66	-	-	-	3,827,335.66

Total	$5,866,074.26	$-	$-	$-	$5,866,074.26

NOTES
*Any holdback for professionals pursuant to their respective retention orders are included in “Current.”

DEBTOR QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		X
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3. Have all post petition tax returns been timely filed? If no, provide an explanation below.	X
4. Are workers compensation, general liability and other necessary insurance coverage in effect? If no, provide an explanation below.	X
5. Has any bank account been opened during the reporting period?  If yes, provide documentation identifying the opened account(s).  If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.
X